EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
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Board of Directors
Cybertel Communications Corp.
Vista, California

MALONE & BAILEY, PLLC
CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
  Cybertel Communications Corp.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 19, 2004 which appears in the Registrants form 10-KSB for the year ended December 31, 2003.


/s/  Malone & Bailey, PLLC

Malone & Bailey, PLLC
Houston, Texas


July 21, 2004



                           Registered, Public Company Accounting Oversight Board American Institute of Certified Public Accountants, SEC Practice Section
                                   Texas Society of Certified Public Accountants
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                  2925 Briarpark, Suite 930 | Houston, TX 77042
      (713) 266-0530 - Voice | (713) 266-1515 -Fax | www.Malone-Bailey.com


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